SECURITIES AND EXCHANGE COMMISSION
UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 17, 2012

Body Central Corp.

 (Exact name of registrant as specified in its charter)

Delaware	001-34906	14-1972231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL	32217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:        (904)- 737-0811

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2012, Body Central Corp. (the “Company”) announced that B. Allen Weinstein, its President and Chief Executive Officer advised the Company’s Board of Directors that he is retiring, and, therefore, he resigned as Chief Executive Officer of the Company effective August 16, 2012.  Mr. Weinstein also resigned from the Board of Directors and from all other positions with the Company and its subsidiaries effective August 16, 2012.

Also on August 17, 2012, the Company announced the appointment of Tom Stoltz, age 51, its Executive Vice President, Chief Financial Officer and Treasurer, to serve as the Company’s  Chief Operating Officer effective August 16, 2012.  In connection with this change in role, Mr. Stoltz’ salary increased to $425,000.  Mr. Stoltz entered into an amendment to his employment agreement with respect to this appointment, which is filed herewith as Exhibit 10.1.  Mr. Stoltz will continue to serve as the Company’s Chief Financial Officer and has also been appointed as Interim Chief Executive Officer, to serve in such role until the appointment of a new Chief Executive Officer.

In connection with the appointment of Mr. Stoltz as Chief Operating Officer, Mr. Stoltz will receive a stock option grant to purchase 50,000 shares of the Company’s common stock at the closing price on the date of grant which is expected to occur prior to September 1, 2012.

Further, on August 17, 2012, the Company announced the appointment of Robert Glass, age 66, to the Company’s Board of Directors. Mr. Glass, with 38 years of retail leadership experience, served as President-COO and CFO at Loehmann’s for 16 years, from 1994 until his retirement in 2010. During Mr. Glass’s tenure at Loehmann’s, he led the company through an IPO, two private transactions and an organizational and financial restructuring. Mr. Glass’s professional experience, prior to Loehmann’s, included CEO of Valley Advisors, a privately held furniture retailer, COO of Thrifty Drug, a $2 billion retail drug store chain, and COO and CFO of Gold Circle Stores, a Division of Federated Department Stores.

A copy of the press release announcing the departure of Mr. Weinstein and the appointments of Mr. Stoltz and Mr. Glass is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 - Exhibits

(d) Exhibits

Exhibit 10.1	Amendment to Employment Agreement dated as of April 16, 2012 between Body Central Corp. and Tom Stoltz

Exhibit 99.1	Press release of Body Central Corp. dated August 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

August 22, 2012	By:	/s/ Julia B. Davis
Julia B. Davis
Secretary and General Counsel